Exhibit 99.906 CERT

certification

J. Garrett Stevens , Principal Executive Officer/President, and Christopher Roleke, Principal Financial Officer of Exchange Listed Funds Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer

Exchange Listed Funds Trust	Exchange Listed Funds Trust

/s/ J. Garrett Stevens	/s/ Chrisopher W. Roleke
J. Garrett Stevens	Chrisopher W. Roleke
Date: 12/31/24	Date: 12/31/24

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.